EXHIBIT 99.1

SCHEDULE 13D JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of them of a Statement on Schedule 13D and any and all amendments thereto, with respect to the above referenced securities and that this Agreement be included as an Exhibit to such filing.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of this 24th day of January, 2011.

ABB LTD

By:	/s/ Diane de Saint Victor
Name:	Diane de Saint Victor
Title:	Executive Vice President, General Counsel & Company Secretary

By:	/s/ Richard A. Brown
Name:	Richard A. Brown
Title:	Group Senior Vice President and Chief Counsel Corporate & Finance

ABB ASEA BROWN BOVERI LTD

By:	/s/ Diane de Saint Victor
Name:	Diane de Saint Victor
Title:	Executive Vice President, General Counsel & Company Secretary

By:	/s/ Richard A. Brown
Name:	Richard A. Brown
Title:	Group Senior Vice President and Chief Counsel Corporate & Finance

ABB TECHNOLOGY VENTURES LTD

By:	/s/ Girish Nadkarni
Name:	Girish Nadkarni
Title:	Managing Director

By:	/s/ Natascia Rubinic
Name:	Natascia Rubinic
Title:	Authorized Signatory